UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-36262	32-0415537
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300 Kirkland, Washington		98033
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 298-2500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

As previously announced, on June 13, 2017, Rightside Group, Ltd. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Donuts Inc. (“Parent”) and DTS Sub Inc. (“Purchaser”). Subject to the terms and conditions set forth in the Merger Agreement, Purchaser commenced a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock (the “Shares”) for a purchase price of $10.60 per Share in cash, without interest (the “Offer Price”).

The Offer expired as scheduled at 12:00 midnight, New York City time, on July 26, 2017 (one minute after 11:59 p.m., New York City time, on July 26, 2017) and was not extended. Purchaser and Parent announced that 17,740,054 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 92.0% of the issued and outstanding Shares.

Parent and Purchaser announced that the number of Shares validly tendered and not validly withdrawn pursuant to the Offer (excluding Shares delivered pursuant to notices of guaranteed delivery) satisfies the condition that there have been validly tendered and not withdrawn from the Offer a number of Shares that, together with any Shares owned by Parent and Purchaser, if any, represents a majority of the Shares (calculated on a fully diluted basis in accordance with the Merger Agreement) issued and outstanding. Parent and Purchaser announced that all conditions to the Offer had been satisfied, and Purchaser has accepted for payment and will promptly pay for all Shares validly tendered and not validly withdrawn pursuant to the Offer (including all Shares delivered pursuant to notices of guaranteed delivery).

Following the consummation of the Offer, Parent and Purchaser intend to effect the merger in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), pursuant to which Purchaser will be merged with and into the Company, with the Company as the surviving corporation and a wholly-owned subsidiary of Parent. At the effective time of the merger, each Share issued and outstanding immediately prior to such effective time (other than (i) treasury shares, (ii) Shares held by Parent, Purchaser or any wholly-owned subsidiary of Parent, (iii) Shares held by the Company or any subsidiaries of the Company, and (iv) Shares owned by Company stockholders who have properly preserved their appraisal rights under Section 262 of the DGCL) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any applicable tax withholding.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Joint Press Release, dated July 27, 2017, entitled “Donuts Completes Successful Tender Offer for Shares of Rightside”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2017	RIGHTSIDE GROUP, LTD.

	By:	/s/ Taryn J. Naidu
Taryn J. Naidu
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Joint Press Release, dated July 27, 2017, entitled “Donuts Completes Successful Tender Offer for Shares of Rightside”

4